Exhibit 32




                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of DENTSPLY International Inc. (the "Company") on Form 10-Q for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Gerald K. Kunkle, Jr., Chief Executive Officer and Chairman of the Board of Directors of the Company and William R. Jellison, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)   The Report fully  complies  with the  requirements  of Sections  13(a) or
           15(d) of the Securities Exchange Act of 1934; and

(2)   The information  contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.


/s/ Gerald K. Kunkle, Jr.
Gerald K. Kunkle, Jr.
Chief Executive Officer and
Chairman of the Board of Directors


/s/ William R. Jellison
William R. Jellison
Senior Vice President and
Chief Financial Officer


August 5, 2005